BYLAWS
                                     OF
                      CHINA PEREGRINE FOOD CORPORATION

                                  Article I

                                   OFFICES

      1.01. The principal office of the corporation is located in West Palm Beach, Florida. The Corporation may have other offices, within or without Florida or the United States, as the Board of Directors may designate or as the business of the Corporation may require.

      The registered office of the Corporation, required by the Delaware General Corporation Law to be maintained in Delaware, as presently identified in the Corporation's Certificate of Incorporation, may be changed by the Board of Directors.

                                 Article II

                                SHAREHOLDERS

      2.01. Annual Meeting. The annual meeting of the shareholders will be held on the first Tuesday of June in each year, for the preceding fiscal year, at 10:00 AM Eastern Time Zone or at any other time and day within that month that is fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of any other business that may come before the meeting. If the day fixed for the annual meeting is a legal holiday in Florida, the meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day designated for any annual meeting of the shareholders or at any adjournment of the meeting, the Board of Directors shall call for the election to be held at a special meeting of the shareholders as soon thereafter as possible.

      2.02. Special Meetings. Special meetings of the shareholders, for any purpose, may be called by the Chairman, President or by the Board of Directors. A special meeting must be called by the Chairman if requested by the holders of not less than ten percent (10%) of all outstanding shares of the Corporation entitled to vote at the meeting. The provisions of this Section are subordinate to any statutory provisions that may require a different procedure.

      2.03. Meeting Place. The Board of Directors may designate any place within or without Florida, as the meeting place for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, within or without Florida, as the place for the meeting described in the waiver. If no designation is made, or if a special meeting is called in a different manner than that described in this Section, the place of meeting shall be the principal office of the Corporation in Florida.

      2.04. Notice of Meeting. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the shareholder at the address as it appears on the stock transfer books of the Corporation, with postage prepaid. The provisions of this Section are subordinate to any statutory provisions that may require a different procedure.

      2.05. Closing of Transfer Books or Fixing of Record Date. To determine which shareholders are entitled to: (a) Receive notice of any meeting; (b) Vote at any meeting; (c) Receive payment of any dividend; or
(d) To identify shareholders for any other proper purpose, the Board of Directors may close the stock transfer books for a stated period not to exceed fifty days. If the stock transfer books are closed to determine which shareholders are entitled to notice of or to vote at a meeting of shareholders, the books must be closed for at least ten days immediately before the meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any identification of shareholders, the date to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days before the date on which the particular action is to be taken. If the stock transfer books are not closed and no record date is fixed, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring a dividend is adopted, shall be the record date for determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, the determination shall apply to any adjournment of the meeting.

      2.06. Voting Record. The officer or agent in charge of the stock transfer books of the Corporation will make a complete record of the shareholders entitled to vote at each meeting of shareholders, or any adjournment of the meeting, arranged in alphabetical order, with each stockholder's address and the number of shares held by each stockholder. These records will be produced and kept open at the time and place of the meeting and will be subject to the inspection of any shareholder during the whole time of the meeting.

      2.07. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders. If there are less than a majority of the shares represented at a meeting, a majority of the shares represented may adjourn the meeting without further notice. At an adjourned meeting where a quorum is present, any business may be transacted that might have been transacted at the original meeting.

      2.08. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his authorized attorney-in-fact. A proxy must be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy will be valid after eleven months from the date of its execution, unless the proxy provides otherwise.

      2.09. Voting of Shares. Except for cumulative voting for Directors if permitted by these Bylaws, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to shareholders.

      2.10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by the officer, agent, or proxy prescribed by that corporation's bylaws or, in the absence of a bylaw provision, as the Board of Directors of that corporation determines.

      Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without transferring the shares into his name. Shares standing in the name of a trustee may be voted by the trustee either in person or by proxy, but no trustee shall be entitled to vote shares held by the trustee without transferring the shares into the trustee's name.

      Shares standing in the name of a receiver may be voted by the receiver. Shares held by, or under the control of, a receiver may be voted by the receiver without transferring them into the receiver's name if there is authority to do so contained in the court order by which such receiver was appointed.

      A shareholder whose shares are pledged will be entitled to vote them until the shares have been transferred into the name of the pledgee, and, thereafter, the pledgee shall be entitled to vote the shares so transferred.

      Treasury shares of its own stock held by the Corporation, and shares held by another corporation, if the Corporation holds a majority of the shares entitled to vote for the election of directors of such other corporation, will not be voted at any meeting, nor counted in determining the total number of outstanding shares for the purpose of any meeting.

      2.11. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all of the shareholders entitled to vote on the action.

      2.12. Non-Cumulative Voting. At each election for Directors, every shareholder entitled to vote at the election has the right to vote in person or by proxy the number of shares owned by the shareholder for as many people as there are Directors to be elected and for whose election the shareholder has a right to vote.

                                 Article III

                             BOARD OF DIRECTORS

      3.01. General Powers. The business and affairs of the Corporation will be managed by the Board of Directors.

      3.02. Number, Tenure, and Qualifications. The number of Directors of the Corporation shall be fixed initially at eight. Thereafter, the number of Directors of the Corporation shall be fixed and determined by resolution adopted by a majority of the directors at any time constituting the Board of Directors. The Directors shall be divided into two groups; the number of Directors in each group shall be set initially by the then existing Board of Directors at four. Such groups shall be designated as Group A or Group B, respectively. Each group of Directors shall hold office until the second next annual meeting of shareholders subsequent to each such Director's election and until each such Director's successor has been elected and qualified. The Directors in Group A shall be elected at the annual meeting of shareholders held for odd numbered fiscal years, irrespective of the calendar year in which such meeting is held. The Directors in Group B shall be elected at the annual meeting of shareholders held for even numbered fiscal years, irrespective of the calendar year in which such meeting is held. Directors need not be residents of Delaware or shareholders of the Corporation.

      3.03. Regular Meetings. A regular meeting of the Board of Directors will be held without any notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may fix, by resolution, the time and place, either within or without Florida, of additional regular meetings without any notice other than the resolution.

      3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman or any two Directors.
The person(s) authorized to call special meetings of the Board of Directors may fix the time and place, either within or without Florida, of any special meeting of the Board of Directors called by them.

      3.05. Notice. Notice of any special meeting shall be given at least five (5) business days in advance in writing, delivered personally or mailed to each Director at his business address, or by telegram. If mailed, the notice shall be deemed to be delivered when deposited in the U.S. mail, addressed, with postage prepaid. If notice is given by telegram, the notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of that meeting, unless the Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      3.06.  Quorum.  A majority of the number of Directors fixed by Section
3.02 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a majority is present at a meeting, a majority of the Directors present may adjourn the meeting without further notice.

      3.07. Manner of Acting. The act of the majority of the Directors present in person or by telephonic communication or conference call, during which telephonic communication or conference call each Director present is capable of hearing and speaking to all other Directors present, at a meeting at which a quorum is present shall be the act of the Board of Directors.

      3.08 Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, stating the action to be taken, is signed by all of the Directors. Such signatures, and the consent(s) on which such signatures are placed, shall become effective and valid as an Action of the Board of Directors pursuant to this section upon the receipt by the Secretary, President or Chairman of the Corporation of facsimile representations of such signature(s) on such consent(s) provided, however, that such signatures are verified telephonically as to authenticity by the
Secretary, President or Chairman of the Corporation.   As a matter of
practice and corporate procedure, but not affecting the validity of such consent(s), the Secretary shall cause the original manually signed consents to be obtained from the respective Directors and placed in the corporate records as a part of such consent(s). Consents signed in numerous counterparts shall be allowed and shall constitute valid, effective and binding actions of the Board of Directors.

      3.09. Vacancies. Any vacancy in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors. A Director elected to fill a vacancy shall be included in the same Director Group as such Director's predecessor and shall be elected for the unexpired term of the Director's predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing as set forth in Section 3.02 of these Bylaws. Directors elected by reason of an increase of the number of Directors shall be included in either Director Group A or B on an alternating basis.

      3.10. Compensation. By resolution, the Board of Directors may direct that each Director be reimbursed for expenses actually incurred in attending each meeting of the Board of Directors. The Board of Directors, by resolution, may also set an annual salary for each Director, a stated sum for attending a meeting of the Board of Directors, or both. This payment shall not preclude any Director from serving the Corporation in any other capacity and receiving compensation for that service.

      3.11. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless his dissent appears in the minutes of the meeting, or unless the Director files his written dissent to the action with the person acting as the secretary of the meeting before the adjournment, or forwards the Director's dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. This right to dissent does not apply to a Director who voted in favor of the action.

                                 Article IV

                                  OFFICERS

      4.01. Number. The officers of the Corporation shall be a Chairman, Chief Executive Officer, President, Chief Operating Officer, one or more Vice-Presidents (the number to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Other officers and assistant officers may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of president and secretary.

      4.02. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors following the annual meeting of the shareholders. If the election of officers is not held at that meeting, the election shall be held as soon as convenient. Each officer shall hold office until the officer's successor has been elected and has qualified or until the officer dies, resigns, or is removed in the manner provided in Section 4.03.

      4.03. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the removal will serve the best interests of the Corporation.

      4.04. Vacancies. A vacancy in any office for any reason may be filled by the Board of Directors for the unexpired portion of the term.

      4.05. Chairman. The Chairman is the chief officer of the Corporation and, subject to the control of the Board of Directors, will supervise the overall corporate and business affairs of the Corporation. The Chairman will preside at all meetings of the Board of Directors. The Chairman may sign, with the President or any other officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, as well as deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized to be executed. The Chairman may not sign these documents where their signing and execution has been expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or where the law of Delaware requires the documents to be signed or executed by others.

      4.06.  Chief Executive Officer.   The Chief Executive Officer is the
primary executive officer of the Corporation and, subject to the control of the Board of Directors, will supervise the day to day business affairs of the Corporation. The Chief Executive Officer will perform all duties incident to the office and all other duties as may be prescribed by the Board of Directors.

      4.07. President. The President is the primary operating officer of the Corporation and, subject to the control of the Board of Directors, will supervise and control all of the day to day corporate business affairs of the Corporation. The President, unless otherwise directed by the Board of Directors, will preside at all meetings of the shareholders. The President may sign, with the Chairman or any other officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, as well as deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized to be executed. The President may not sign these documents where their signing and execution has been expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or where the law of Delaware requires the documents to be signed or executed by others. In general, the President will perform all duties incident to the office of president and all other duties as may be prescribed by the Board of Directors.

      4.08.  Chief Operating Officer.   The Chief Operating Officer is the
operating officer of the Corporation charged with the supervision and control of the day to day operation of the business of the Corporation, subject to the control of the Board of Directors. The Chief Operating Officer will perform all duties incident to the office and all other duties as may be prescribed by the Board of Directors.

      4.09. The Vice-Presidents. In the President's absence, death, or inability or refusal to act, the Vice-President (or in the event there is more than one vice-president, the vice-president in the order designated at the time of their election; or in the absence of any designation, then in the order of their election) shall perform the duties of the President. When the Vice-President is acting as president, the Vice-President shall have all the powers of and be subject to all the restrictions upon the President. Any vice-president may sign, with the Secretary or an assistant secretary, certificates for shares of the Corporation and perform any other duties that may be assigned by the President or by the Board of Directors.

      4.10. The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the Corporation's seal, and see that the Corporation's seal is affixed to all documents that must be executed under its seal; (d) keep a register of the address of each shareholder that has been given to the Secretary by each shareholder; (e) sign with the President, or a vice-president, certificates for shares of the Corporation; (f) have general charge of the stock transfer books of the Corporation; and (g) perform all duties incident to the off ice of secretary and any other duties that may be assigned by the President or by the Board of Directors.

      4.11. The Treasurer. The Treasurer shall: (a) have charge and custody of all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source, and deposit all the Corporation's monies in the name of the Corporation in the banks, trust companies, or other depositories that are selected in accordance with the provisions of these Bylaws; and (c) in general, perform all of the duties incident to the office of treasurer and any other duties that may be assigned by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer will give a bond for the faithful discharge of his duties in a specified sum and with the surety or sureties designated by the Board of Directors.

      4.12. Assistant Secretary and Assistant Treasurer. The assistant secretary, when authorized by the Board of Directors, may perform the duties of the Secretary, subject to the control and supervision of the Secretary and the Board of Directors. The assistant treasurer shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in specified sums and with sureties designated by the Board of Directors. In general, the assistant secretary and assistant treasurer will perform those duties that are assigned to them by the Secretary or the Treasurer, or by the President or the Board of Directors.

      4.13. Salaries. The salaries of the officers will be fixed by the Board of Directors. No officer shall be denied a salary because the officer is also a Director of the Corporation.

                                  Article V

                   CONTRACTS, LOANS, CHECKS, AND DEPOSITS

      5.01. Contracts. The Board of Directors may authorize one or more officers or agents to enter into any contract or execute and deliver any instrument on behalf of the Corporation. This authority may be general or confined to specific instances.

      5.02. Loans. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. This authority may be general or confined to specific instances.

      5.03. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, and notes or other evidences of indebtedness issued in the Corporation's name shall be signed by the officers and/or agents of the Corporation in the manner authorized by resolution of the Board of Directors.

      5.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in banks, trust companies, or other depositories that the Board of Directors selects.


                                 Article VI

                 CERTIFICATES FOR SHARES AND THEIR TRANSFER

      6.01. Certificates for Shares. Certificates representing shares of the Corporation shall be in the form specified by the Board of Directors. The certificates shall be signed by the President and the Secretary and sealed with the corporate seal or a facsimile. The officers' signatures upon a certificate may be facsimiles if the certificate is manually signed by the Corporation's transfer agent or registrar. Each certificate will be consecutively numbered or otherwise identified. The name and address of each person to whom certificates are issued, with the number of shares represented by the certificate and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate will be issued until the former certificate for a like number of shares has been surrendered and canceled. In case of a lost, destroyed, or mutilated certificate, a replacement may be issued upon the terms and indemnity to the Corporation as the Board of Directors may prescribe.

      6.02. Transfer of Shares. Transfer of the Corporation's shares will be entered in the Corporation's stock transfer books only when authorized by the holder of record or the holder's legal representative, who shall provide proper evidence of his authority filed with the Corporation's Secretary. No transfer of shares will be entered in the stock transfer book unless the certificate representing the shares has been surrendered for cancellation. The person or entity in whose name shares are entered in the stock transfer ledger shall be deemed to be the owner of the shares for all purposes.

                                 Article VII

                                 FISCAL YEAR

      7.01. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

                                Article  VIII

                                  DIVIDENDS

      8.01. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Corporation's Articles of Incorporation.
                                 Article IX

                              WAIVER OF NOTICE

      9.01. Whenever any notice must be given to any shareholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the law of Delaware, a waiver of notice signed by the person or persons entitled to the notice, whether before or after the time set out in the notice, is equivalent to the giving of notice.

                                  Article X

                                 AMENDMENTS

      10.01. Except as may be provided otherwise by the Delaware General Corporation Law, these Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.


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